UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2010

SCIENTIFIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Utah	000-50559	87-0680657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Weldon Street, Jersey City, New Jersey	07306
(Address of principal executive offices)	(Zip Code)

(201) 985-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On October 20, 2010, Scientific Energy, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Meeting”).  At the Meeting, the stockholders approved the proposals listed below.  The proposals are described in detail in the Company’s proxy statement filed on Form Schedule 14A with the Securities and Exchange Commission on September 13, 2010.  The votes were cast as follows:

1.  To approve an amendment to the Company’s Articles of Incorporation to increase the number of shares of authorized common stock from 100 million to 500 million:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,581,920	-0-	-0-	-0-

2.  To approve an amendment to the Company’s Articles of Incorporation to authorize the classification of the Board into three classes with staggered terms:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,901,920	3,840,000	3,840,000	-0-

3.

To elect Stanley Chan as a Director for a three-year term as named in the proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,741,920	3,840,000	-0-	-0-

4.  To ratify the appointment of Child, Van Wagoner & Bradshaw, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,581,920	-0-	-0-	3,769

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC ENERGY, INC.

/s/ Stanley Chan
Stanley Chan
President and Chief Executive Officer
Date: October 25, 2010